United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

January 11, 2007

UTi Worldwide Inc.

(Exact name of Registrant as Specified in its Charter)

000-31869

(Commission File Number)

British Virgin Islands	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

9 Columbus Centre, Pelican Drive	c/o UTi, Services, Inc.
Road Town, Tortola	19500 Rancho Way, Suite 116
British Virgin Islands	Rancho Dominguez, CA 90220 USA

(Addresses of Principal Executive Offices)

310.604.3311

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

UTi Worldwide Inc.

Current Report on Form 8-K

Item 1.01.	Entry into a Material Definitive Agreement.

On January 11, 2007, UTi Worldwide Inc. (the Company) entered into indemnification agreements substantially in the form attached hereto as Exhibit 10.1 (individually, the Indemnification Agreement and, collectively, the Indemnification Agreements) with each of its current directors (Messrs. Belchers, Langley, Level, MacFarlane, Rosenzweig, Stubbings and Wessels) and the executive officers of the Company (in addition to Messrs. MacFarlane and Wessels, Messrs. D’Amico, Hextall, Mapham, Ochi, and Samuels).

The Indemnification Agreement provides that, among other things, subject to the procedures set forth in the Indemnification Agreement: (i) the Company will indemnify the director or officer party thereto (the Indemnitee) to the fullest extent of the law in the event the Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in a Proceeding (as defined in the Indemnification Agreement) by reason of an Indemnifiable Event (as defined in the Indemnification Agreement); (ii) if requested by the Indemnitee, and subject to certain exceptions, the Company will advance Expenses (as defined in the Indemnification Agreement) to the Indemnitee; (iii) if there is a Change of Control (as defined in the Indemnification Agreement), the Company will seek the advice of independent legal counsel with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and advances under the Indemnification Agreement, applicable law or any provision of the Company's memorandum and articles of association; (iv) the rights of the Indemnitee under the Indemnification Agreement are in addition to any other rights the Indemnitee may have under the Company's memorandum or articles of association or otherwise; and (v) to the extent the Company maintains an insurance policy or policies providing directors' and officers' liability insurance, the Indemnitee will be covered to the maximum extent of the coverage available for any Company director or officer. In addition, the Indemnification Agreement establishes guidelines as to the defense and settlement of claims by the parties, the relevant burden of proof, the period of limitations and security.

The foregoing summary of the Indemnification Agreement is qualified in its entirety by reference to the full text of the form of Indemnification Agreement attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the authority granted to the directors of the Company by the Memorandum of Association of the Company, the Board of Directors of the Company voted to amend the Articles of Association of the Company and, on January 11, 2007, an amendment was filed in the Registry of Corporate Affairs of the British Virgin Islands, which amended and restated Regulations 115 through 121 of the Articles of Association of the Company to reflect the provisions of the British Virgin Islands Business Companies Act, which took effect from January 1, 2007, concerning indemnification. Regulations 115 through 121 were amended and restated in their entirety in order to, among other things, (i) provide for mandatory indemnification of the Company’s directors and officers and for the mandatory advancement of expenses incurred by the Company’s directors and officers in connection with such indemnification, in each case, to the fullest extent permitted under law; (ii) provide the Company’s directors and officers with the right to bring suit against the Company if a claim for indemnification and advancement of expenses has not been paid within 45 days, in the case of indemnification claims, or 30 days, in the case of claims for advancement of expenses; and (iii) provide that the rights of the Company’s directors and officers to indemnification are contract rights which shall continue as to an individual who has ceased to be a director or officer of the Company and inure to the benefit of such individual’s heirs, executors and administrators. Prior to this amendment, such Regulations provided for permissive indemnification of the Company’s directors and did not provide the directors and officers of the Company with a right to bring suit or provide that the right to indemnification was a contractual right, in each case, as described in the preceding sentence. Furthermore, the former Regulations did not provide for the advancement of expenses incurred by the Company’s directors or officers in connection with such indemnification.

The above description of the amendment to the Articles is qualified in its entirety by reference to the copy of the Articles of Association of the Company, as amended, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and which is incorporated herein by reference, and the prior Articles of Association of the Company, a copy of which was filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, dated March 3, 2006, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description

3.1	Articles of Association, as amended
10.1	Form of Indemnification Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UTi Worldwide Inc.

Date:	January 16, 2007	By: /s/ Lawrence R. Samuels
Lawrence R. Samuels
Chief Financial Officer